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                                                                    EXHIBIT 99.3

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                              )       CHAPTER 11
                                    )
CORAM HEALTHCARE CORP. and          )       CASE NOS.  00-3299 (MFW)
CORAM, INC.,                        )             AND  00-3300 (MFW)
                                    )
          Debtors.                  )       Jointly Administered

                  SECOND AMENDED PLAN OF REORGANIZATION OF THE
                  OFFICIAL COMMITTEE OF EQUITY SECURITY HOLDERS
                 OF CORAM HEALTHCARE CORPORATION AND CORAM, INC.

         The Official Committee of Equity Security Holders appointed in Coram Healthcare Corporation's bankruptcy case, proposes this Second Amended Plan of Reorganization for Coram Healthcare Corporation and Coram, Inc. pursuant to the provisions of chapter 11 of title 11 of the United States Code.

                                    ARTICLE I

                                   DEFINITIONS

                  A. Definitions. As used in this Plan, the following terms shall have the respective meanings set forth below. All such meanings shall be equally applicable to the singular and plural forms of the terms defined unless the context requires otherwise.

         1.1 Administrative Claim: any Claim for payment of any cost or expense of administration of the Proceedings entitled to priority in accordance with Sections 503(b) or 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary expenses of operating the Debtors' businesses, as well as maintaining, administering and preserving the Debtors' Estates from and after the Petition Date to and including the Effective Date (other than such Claims or portions thereof which, by their express terms, are not due or payable by the Distribution Date) and all allowances of compensation and reimbursement approved by the Court in accordance with the Bankruptcy Code, and any fees or charges assessed against the Debtors' Estates under chapter 123 of title 28, United States Code.

         1.2      Affiliate: shall have the meaning assigned to such term in
Section 101(2) of the Bankruptcy Code.

         1.3 Allowed: a Claim or Equity Interest is Allowed to the extent that (a) a proof of the Claim or Equity Interest was either timely and properly filed, deemed filed under applicable law or by reason of an order of the Court, or, if no such proof of claim or proof of interest was filed or order entered, which has been or hereafter is listed on the Debtors' schedules filed under
Section 521(1) of the Bankruptcy Code, as being liquidated in amount and not disputed or contingent (provided that a timely filed proof of claim shall supersede any scheduling of such

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Claim or Equity Interest), provided that, in either case, a Claim or Equity
Interest is not Allowed unless, as to Claims or Equity Interests which the Debtors, the Reorganized Debtors or the Plan Proponent dispute, (i), no objection to the allowance of the Claim or Equity Interest has been timely filed on or before the applicable period of limitation fixed by the Bankruptcy Code, order of the Court, or Section 7.16 of the Plan; or (ii) any objection has been withdrawn pursuant to the provisions of this Plan or has been overruled by a Final Order of the Court; or (b) such Claim is based on an application of a Professional Person to the extent such application is approved by a Final Order of the Court; or (c) the Claim or Equity Interest is allowed under this Plan. In any event, a Claim, other than an application by a Professional Person for reimbursement of fees or expenses, that is not Allowed prior to the Effective Date, and for which no proof of claim is filed prior to the Effective Date, shall not be Allowed.

         1.4 Authorized New Common Stock: shall have the meaning prescribed in Section 7.1 of the Plan.

         1.5 Ballot Date: the date set by the Court as the last date for timely submission of ballots accepting or rejecting this Plan.

         1.6 Bankruptcy Code: the Bankruptcy Reform Act of 1978, as amended, and as applicable to the Proceedings, set forth in Section 101 et seq., title 11, United States Code.

         1.7 Bankruptcy Rules: the Federal Rules of Bankruptcy Procedure, as prescribed by the United States Supreme Court pursuant to 28 U.S.C.Section 2075, including the Local Rules of the Court.

         1.8 Bar Date: the applicable date(s) fixed by the Court or this Plan for filing proofs of claim or interests in the Proceedings, other than Claims which were included in any Schedule and not listed therein as "disputed," "unliquidated" or "contingent" and to which such scheduled amounts the holders of such Claims agree.

         1.9 Board of Directors: the present and former boards of directors of CHC and Coram at any time prior to the Effective Date.

         1.10 Business Day: Monday through Friday, but excluding any legal holiday as identified in Bankruptcy Rule 9006.

         1.11 Cash: cash, cash equivalents, and other readily marketable securities or instruments including, without limitation, direct obligations of the United States of America, certificates of deposit issued by banks, and commercial paper of any entity, including interest earned or accrued thereon, and including any funds in deposit or escrow accounts subject to a lien of a secured creditor.

         1.12 Cerberus: Cerberus Partners, L.P., a New York limited partnership.

         1.13     CHC: Coram Healthcare Corporation, a Delaware corporation.

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         1.14     Claim: shall have the meaning assigned to such term in Section
101(5) of the Bankruptcy Code.

         1.15 Class: any group of holders of Claims or Equity Interests as specified in Article II of this Plan.

         1.16 Collateral: property, or the proceeds thereof, in which the Debtors have an interest that secured, in whole or in part, the payment of a Secured Claim.

         1.17 Committee: the committee of unsecured creditors appointed in the Proceedings by the United States Trustee pursuant to Section 1102 of the Bankruptcy Code.

         1.18     Common Stock: the common stock of CHC.

         1.19 Common Stock Equity Interest: an Equity Interest arising by virtue of ownership of the common stock of CHC.

         1.20 Confirmation Date: the date upon which the Confirmation Order shall become a Final Order.

         1.21 Confirmation Hearing: the hearing convened to consider confirmation of the Plan.

         1.22 Confirmation Order: the Final Order of the Court confirming the Plan and approving the transactions contemplated herein, together with any subsequent orders pursuant to Sections 1127, 1128 and 1129 of the Bankruptcy Code approving modifications to the Plan.

         1.23 Contested Claim: any Claim or Equity Interest which has been scheduled by the Debtors as contingent, unliquidated, or disputed, or with respect to which a timely objection has been interposed in accordance with the Bankruptcy Code, the Bankruptcy Rules, this Plan or orders of the Court; provided, that any Claim which is an Allowed Claim under the terms of this Plan shall not be a Contested Claim, notwithstanding any outstanding objections to such Claim.

         1.24     Coram: Coram, Inc., a Delaware corporation.

         1.25 Court: the United States Bankruptcy Court for the District of Delaware, or such other court as may have jurisdiction over the Proceedings.

         1.26 Creditor: any entity that is the holder of (a) a Claim that arose on or before the Petition Date; (b) a Claim against the Debtors' Estates of any kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code; or (c) an Administrative Claim.

         1.27     Debtors: Coram Healthcare Corporation and Coram, Inc.

         1.28 DIP Loan Claim: any Claims arising under that certain agreement by and between the Debtors and Madeleine L.L.C. dated September 12, 2000, to provide debtor-in-possession financing to the Debtors.

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         1.29     Director: a member of the Boards of Directors or New Boards of
Directors, as the case may be.

         1.30 Disbursing Agent: the Persons (including, if applicable, the Plan Litigation Trustee) designated as set forth herein to make distributions required under the Plan.

         1.31 Disclosure Statement: the written disclosure statement in respect of this Plan approved by the Court pursuant to Section 1125 of the Bankruptcy Code.

         1.32 Disputed: with respect to a Claim or Equity Interest, (i) any Claim (including any Administrative Expense Claim) or Equity Interest as to which the Debtors or any other party in interest has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, which objection or request for estimation has not been withdrawn or determined by a Final Order in favor of the holder thereof, (ii) any Claim or Equity Interest as to which a proof of claim or interest was required to be filed by order of the Court but as to which a proof of claim or interest was not timely or properly filed, and (iii) any Contingent Claim until such Claim becomes fixed and absolute by Final Order, settlement or otherwise.

         1.33 Effective Date: a Business Day selected by the Plan Proponent after the first Business Day (A) which is on or after the date of the entry of the Confirmation Order, and (B) on which (i) the Confirmation Order is not stayed and (ii) all conditions to the effectiveness of the Plan have been satisfied or waived as provided in Article XI of the Plan.

         1.34 Equity Committee: the Official Committee of Equity Security Holders appointed in the Proceedings by the United States Trustee pursuant to
Section 1102 of the Bankruptcy Code.

         1.35 Equity Interest: shall have the meaning assigned to the term "Equity Security" in Section 101(16) of the Bankruptcy Code.

         1.36     Estates: the bankruptcy estates of the Debtors, as defined in
Section 541 of the Bankruptcy Code.

         1.37     Fee Application: an application of a Professional Person under
Section 330, 331 or 503 of the Bankruptcy Code for allowance of compensation and reimbursement of expenses in the Proceedings.

         1.38 Fee Claim: a Claim under Section 330, 503 or 506(b) of the Bankruptcy Code by a professional (as that term is used in Section 327 of the Bankruptcy Code) for allowance of compensation and reimbursement of expenses in connection with the Proceedings.

         1.39 Final Order: an order or a judgment which has not been reversed, stayed, modified, amended, or become the subject of any certiorari proceedings and as to which (i) the time to appeal or seek review, reargument or rehearing has expired and as to which no appeal or petition for certiorari, review or rehearing is pending, or (ii) if appeal, review, reargument,

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rehearing or certiorari of the order has been sought, the order has been affirmed or the request for review, reargument, rehearing or certiorari has been denied and the time to seek a further appeal, review, reargument, rehearing or certiorari has expired, as a result of which such order shall have become final and nonappealable in accordance with applicable law.

         1.40 Foothill: Foothill Capital Corporation, a California corporation.

         1.41 Full Interest: the minimum amount of interest, if any, accrued from the Petition Date at the federal judgment rate (28 U.S.C. Section 1961) or at such other rate as is determined by the Court at the Confirmation Hearing, that will cause the Plan to conform to and meet the requirements of applicable law (including Sections 1129(a)(7) and (b)(2) of the Bankruptcy Code) with respect to the payment of post-Petition Date interest on account of Allowed Claims and Equity Interests, or Classes of Claims and Equity Interests.

         1.42 General Unsecured Claim: an Unsecured Claim that is not a Noteholder Claim, Note Guarantee Claim, or R-Net Claim.

         1.43     Goldman Sachs: Goldman Sachs & Co., a New York corporation.

         1.44 Initial Class CHC3 Distribution: Cash in an amount equal to the aggregate amount of all Allowed Class CHC3 General Unsecured Claims, plus Full Interest; provided, however, that in the event the Initial Class C6 Distribution is less than the value of all Allowed Preferred Stock Equity Interests in Coram, plus Full Interest, the Initial Class CHC3 Distribution shall not exceed the value of all of CHC's assets, excluding its Equity Interests in Coram and any assets that constitute Collateral for Secured Claims.

         1.45 Initial Class C6 Distribution: The Initial Class C6 Distribution shall consist of (i) the balances of the New Notes remaining after distributions of New Notes are made to holders of Allowed Class C5 Noteholder Claims, and (ii) the New Preferred Stock. In the event that the value of the New Notes and New Preferred Stock distributed to holders of Allowed Preferred Stock Equity Interests is less than the value of all Allowed Preferred Stock Equity Interests, plus Full Interest, the Initial Class C6 Distribution additionally shall include Authorized New Common Stock with a value, when combined with the value of the New Preferred Stock, up to but not to exceed the value necessary to make a distribution equal to amount of all Allowed Preferred Stock Equity Interests, plus Full Interest.

         1.46     IRS: the United States of America, Internal Revenue Service.

         1.47     IRS Claims: all Claims of the IRS, against the Debtors.

         1.48 Litigation Defendant: any Person against whom a Litigation Claim is asserted at any time.

         1.49 Litigation Claims: all of the Claims that the Debtors have or may have against any one or more of the following: (a) any of the Noteholders and any Person acting directly or indirectly for or in concert with them, (b) the members of the Boards of Directors, any current or

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former officers of the Debtors, and any Person acting directly or indirectly for or in concert with them, (c) any Person, arising from or relating to matters raised in connection with the Debtors' first or second proposed plans of reorganization (including but not limited to the matters discussed in the Court's December 21, 2000 and December 21, 2001 orders denying confirmation of such plans), (d) all professional Persons who have received fees from the Debtors' estates in connection with formulating, proposing, or supporting the Debtors' first or second proposed plans of reorganization, (e) any Person arising from or relating to matters raised in connection with the Proposed Derivative Complaint, and (f) any claims for disgorgement of amounts paid during the pendency of the Proceedings; and all other Claims identified in Article VI of the Plan.

         1.50 Litigation Proceeds: all Cash and other proceeds of the Litigation Claims.

         1.51 Mortgage Claims: secured Claims, other than Secured Claims arising under the Credit Agreement, secured by any mortgage on real property in which the Debtors own an interest.

         1.52 New Boards of Directors: the boards of directors of the Reorganized Debtors selected in accordance with the New Governance Documents and
Article VII of this Plan.

         1.53 New Common Stock: the new common stock of CHC authorized pursuant to Section 7.1 of the Plan and the New Governance Documents. New Common Stock shall have a par value of $.01 per share and such rights with respect to dividends, liquidation, voting and other matters as are provided for by applicable nonbankruptcy law or in the New Governance Documents of Reorganized CHC.

         1.54 New Governance Documents: the certificate of incorporation, charter, corporate bylaws, resolutions and similar governing documents of the Reorganized Debtors, substantially in the form included in the Plan Supplement. The New Governance Documents shall comply with the requirements of Section 1123(a)(6) of the Bankruptcy Code.

         1.55 New Preferred Stock: the preferred stock of CHC issued on the Effective Date to holders of Allowed Class C6 Preferred Stock Equity Interests having the conversion rights, liquidation preference and other features specified in "Schedule B" hereto, and meeting all the requirements specified in
Section 1123(a)(6) of the Bankruptcy Code.

         1.56 New Notes: the notes of CHC issued on the Effective Date to holders of Allowed Class C5 Noteholder Claims and Allowed Class C6 Preferred Stock Equity Interests bearing the interest rate, and have the other features, specified in "Schedule A" hereto.

         1.57 New Shareholders: the holders of New Common Stock on and after the Effective Date.

         1.58 Noteholder Claim: the Claim of any Noteholder against Coram with respect to the Notes.

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         1.59     Note Guarantee Claim: the Claim of any Noteholder against CHC arising from CHC's guarantee of the Notes.

         1.60     Noteholders: the holder of any Notes.

         1.61 Notes: those notes issued by Coram and guaranteed by CHC pursuant to the Securities Exchange Agreement in the original principal amount of $150,000,000 and originally due May 2001, and the notes issued by Coram and guaranteed by CHC pursuant to the Securities Exchange Agreement in the original principal amount of $87,922,213 and subject to redemption, but not including any Notes converted to Preferred Stock.

         1.62 Other Priority Claim: any Claim against the Debtors entitled to priority in right of payment under any or all of Sections 507(a)(3) through
(a)(7) of the Bankruptcy Code.

         1.63 Ownership Change: the issuance, in connection with the Effective Date of the Plan, of any New Common Stock to holders of Claims or Preferred Stock Equity Interests.

         1.64 Penalty Claim: any Claim of one or more of the kinds set out in Section 726(a)(4) of the Bankruptcy Code.

         1.65 Person: an individual, a corporation, a partnership, an association, a joint stock company, a joint venture, a limited liability company, an estate, a trust, an unincorporated organization, a government or any subdivision thereof or any other entity.

         1.66 Petition Date: August 8, 2000, the date on which the Debtors commenced the Proceedings.

         1.67 Plan: this Second Amended Plan of Reorganization of the Official Committee of Equity Security Holders of Coram Healthcare Corporation dated as of June 17, 2003, including, without limitation, the exhibits and schedules hereto and the Plan Supplement, either in its present form or as the same may be amended, modified or supplemented from time to time hereafter under the provisions of Article XIII hereof.

         1.68 Plan Documents: the Plan and all documents contained in the Plan Supplement.

         1.69 Plan Litigation Trust: the trust to be created on the Effective Date, in the event of an Ownership Change, in accordance with the provisions of Article VI hereof and the Plan Litigation Trust Agreement.

         1.70 Plan Litigation Trustee: the Person to be appointed by the Equity Committee, in the event of an Ownership Change, to administer the Plan Litigation Trust in accordance with the terms and provisions of Article VI hereof and the Plan Litigation Trust Agreement.

         1.71 Plan Litigation Trust Agreement: the Trust Agreement, substantially in the form to be included in the Plan Supplement, pursuant to which the Plan Litigation Trustee shall pursue

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the Litigation Claims and distribute the proceeds thereof, if any, as contemplated under this Plan in the event of an Ownership Change.

         1.72     Plan Proponent: the Equity Committee.

         1.73 Plan Supplement: a separate volume, to be filed with the Clerk of the Court, containing among other things, forms of the New Governance Documents, the Plan Litigation Trust Agreement, the form of New Notes and the form of New Preferred Stock, all in form and substance satisfactory to the Plan Proponent. The Plan Supplement (containing drafts of the final versions of the foregoing documents) shall be filed with the Clerk of the Court as early as practicable but in no event later than three (3) Business Days prior to the commencement of the Confirmation Hearing, or such other date as the Court may establish.

         1.74     Preferred Shareholder: a holder of Preferred Stock.

         1.75 Preferred Stock: the shares of Coram Preferred Stock issued pursuant to orders of the Court authorizing and approving the issuance of Preferred Stock in exchange for Notes.

         1.76 Preferred Stock Equity Interest: an Equity Interest arising by virtue of ownership of the Preferred Stock of Coram.

         1.77 Priority Claim: any Claim, other than an Administrative Claim, entitled to priority in payment under Section 507(a) of the Bankruptcy Code.

         1.78 Priority Tax Claim: a Claim of a governmental unit of the kind specified in Sections 502(i) and 507(a)(8) of the Bankruptcy Code.

         1.79 Proceedings: the proceedings under Chapter 11 of the Bankruptcy Code commenced by the Debtors on the Petition Date.

         1.80 Professional Person: any entity retained or to be compensated pursuant to Sections 326, 327, 328, 330, 331 or 1103 of the Bankruptcy Code.

         1.81 Proportionate Share: (i) in the case of a Class or Classes of Claims or Equity Interests, the proportion that the amount of an Allowed Claim in a particular Class or Classes bears to the aggregate amount of all Allowed Claims or Equity Interests in such Class or Classes, and (ii) in the case of a particular type of Claim or Equity Interest, the proportion the amount of an Allowed Claim or Allowed Equity Interest of a particular type bears to the aggregate amount of all Allowed Claims or Allowed Equity Interests, as the case may be, of such type.

         1.82 Proposed Derivative Complaint: the form of complaint asserting Litigation Claims attached to the Disclosure Statement.

         1.83 Reclamation Claims: all Allowed Claims, to the extent the holder of such Allowed Claim had a statutory or common law right to reclaim goods sold to the Debtors prior to

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the Petition Date and (i) such rights are superior under Section 546 of the
Bankruptcy Code to the rights of a bankruptcy trustee under Section 544(a), 547 and 549 of the Bankruptcy Code, or (ii) such Allowed Claim of such holder has been granted Administrative Claim priority pursuant to an order of the Court.

         1.84     Released Party: shall have the meaning prescribed in Section
5.5 of the Plan.

         1.85     Reorganized CHC: CHC on and after the Effective Date.

         1.86     Reorganized Coram: Coram on and after the Effective Date.

         1.87     Reorganized Debtors: CHC and Coram on and after the Effective
Date.

         1.88 R-Net Claims: any and all Claims asserted by the Official Committee of Unsecured Creditors of Coram Resource Network, Inc. and Coram Independent Practice Association, Inc.

         1.89 R-Net Deemed Allowed Claim: an Unsecured Claim against Coram in the amount of $7,950,000, which shall be deemed Allowed upon entry of the Confirmation Order.

         1.90 Schedules: the schedules of assets and liabilities and the statement of financial affairs filed by the Debtors as required by Section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments thereto through the Confirmation Date.

         1.91     Secured Claim: an Allowed Claim of a Creditor, to the extent
(a) secured by a lien on Collateral, or (b) subject to setoff under Section 553 of the Bankruptcy Code, in each case to the extent of the value of such Creditor's interest in the Debtors' interest in the property or the amount of the setoff, as applicable; provided, however, that nothing herein shall prohibit a Secured Creditor from making the election provided in Section 1111(b)(2) of the Bankruptcy Code.

         1.92 Secured Creditor: any Creditor with a Secured Claim to the extent of such Secured Claim.

         1.93     Shareholder: a holder of Common Stock.

         1.94 Statutory Interest: interest accrued from the Petition Date at the federal judgment rate (28 U.S.C.Section 1961) until the date of payment of such interest, payable if and to the extent not previously paid to the holders of Allowed Claims and Equity Interests entitled to receive Statutory Interest under this Plan.

         1.95     Trustee: Arlin Adams, Esq., the Chapter 11 Trustee of the
Debtors.

         1.96 Unsecured Claim: an unsecured Claim against the Debtors that is not a Priority Claim or Administrative Claim.

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         1.97     Unsecured Creditor: any Creditor that is the holder of an
Unsecured Claim.

         1.98 Voting Record Date: the date on which the Court enters an order approving the Disclosure Statement, which shall be the date for determining which holders of Notes, Preferred Stock and Common Stock are entitled to vote on the Plan.

                           B.       Other Terms. A term used herein that is not
defined herein shall have the meaning ascribed to that term, if any, in the Bankruptcy Code.

                           C.       Construction of Certain Terms.

         (a) The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan.

         (b) Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

         (c) The rules of construction used in Section 102 of the Bankruptcy Code shall apply to the construction of this Plan.

                                   ARTICLE II

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

         2.1 Claims and Interests Classified. All Claims and Equity Interests (other than as set forth in Section 2.2 below) are classified for all purposes, including voting, confirmation, and distribution pursuant to the Plan.

         2.2 Administrative and Priority Tax Claims. As provided in Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified for purposes of voting or receiving distributions under the Plan. Instead, all such Claims are treated as unclassified Claims on the terms set forth in Article III of this Plan.

         2.3 Classified Claims and Interests. The Plan classifies Claims against and Equity Interests in the Debtors as follows:

                             A. Claims Against Coram

Class C1 - Other Priority Claims:       Class C1 consists of all Allowed
                                        Priority Claims against Coram other than Administrative Claims or Priority Tax
                                        Claims.

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Class C2 - Secured Claims:              Class C2 consists of all Allowed
                                        Secured Claims against Coram.

Class C3 - General Unsecured Claims:    Class C3 consists of all Allowed General
                                        Unsecured Claims against Coram.

Class C4 - R-Net Claims:                Class C4 consists all Allowed R-Net
                                        Claims against Coram.

Class C5 - Noteholder Claims:           Class C5 consists of all Allowed
                                        Noteholder Claims against Coram.

Class C6 - Preferred Shareholder        Class C6 consists all Allowed Preferred
           Interests:                   Shareholder Equity Interests in Coram.

Class C7 - Equity Interests:            Class C7 consists of CHC's Equity
                                        Interests in Coram.

                              B. Claims Against CHC

Class CHC1 - Other Priority Claims:     Class CHC 1 consists of all Allowed
                                        Priority Claims against CHC other than
                                        Administrative Claims or Priority Tax
                                        Claims.

Class CHC2 - Secured Claims:            Class CHC 2 consists of all Allowed
                                        Secured Claims against CHC.

Class CHC3 - General Unsecured Claims:  Class CHC3 consists of all Allowed
                                        General Unsecured Claims against CHC.

Class CHC4 - R-Net Claims:              Class CHC4 consists of the Allowed R-Net
                                        Claims against CHC.

Class CHC5 - Note Guarantee Claims:     Class CHC5 consists of all Allowed Note
                                        Guarantee Claims against CHC.

Class CHC6 - Common Stock Equity        Class CHC6 consists of all Allowed
             Interests:                 Common Stock Equity Interests in CHC.

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                                  ARTICLE III

                     ADMINISTRATIVE AND PRIORITY TAX CLAIMS

         3.1 Administrative Expense Claims. All Administrative Expense Claims against the Debtors shall be treated as follows:

         (a) Time for Filing Administrative Expense Claims. The holder of an Administrative Expense Claim (including Reclamation Claims), other than (i) a Fee Claim, (ii) a liability incurred and payable in the ordinary course of business by the Debtors, (iii) a DIP Loan Claim, or (iv) an Administrative Expense Claim which was allowed prior to the Confirmation Date, must file with the Court and serve on the Plan Proponent, the Debtors and their counsel, and the Trustee, a request for payment of such Administrative Expense Claim within thirty days after the Confirmation Date, or in the case of any Administrative Expense Claim incurred after the Confirmation Date, within thirty days after the date of incurrence of such Administrative Expense Claim. Such request must set forth at a minimum (i) the name of the holder of the Claim, (ii) the amount of the Claim, and (iii) the basis of the Claim. Failure to file this request timely and properly shall result in the Administrative Expense Claim being forever barred and discharged.

         (b) Time for Filing Fee Claims. Each Person that holds or asserts an Administrative Expense Claim that is a Fee Claim incurred before the Effective Date shall be required to file with the Court, and serve on all parties required to receive notice, a final Fee Application within sixty days after the Effective Date. The failure to file any such final Fee Application timely shall result in the applicable Fee Claim being forever barred and discharged. Notwithstanding the foregoing, if the Equity Committee does not terminate on the Effective Date, the bar date established by this subsection shall not apply to the Equity Committee's professionals or members.

         (c) Allowance of Administrative Expense Claims. An Administrative Expense Claim with respect to which a request for payment has been properly filed pursuant to Section 3.1(a) of the Plan shall become an Allowed Administrative Expense Claim if no objection is filed within thirty days after the filing and service of such request for payment of such Administrative Expense Claim. If an objection is filed within such thirty-day period, the Administrative Expense Claim shall become an Allowed Administrative Expense Claim only to the extent allowed by Final Order. An Administrative Expense Claim that is a Fee Claim and with respect to which a Fee Application has been properly filed pursuant to Section 3.1(b) of the Plan, shall become an Allowed Administrative Expense Claim only to the extent allowed by Final Order.

         (d) Payment of Allowed Administrative Expense Claims. Each holder of an Allowed Administrative Expense Claim against the Debtors shall receive (i) the amount of such holder's Allowed Claim in one Cash payment on, or as soon as practicable thereafter, the later of the Effective Date and the day on which such Claim becomes an Allowed Claim or (ii) such other treatment as may be agreed upon in writing by the Reorganized Debtors and such holder; provided, however, that an Administrative Expense Claim representing a liability incurred in the

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ordinary course of business of the Debtors (including, without limitation, the fees payable to the U.S. Trustee under 28 U.S.C. Section 1930) may be paid in the ordinary course of business by the Reorganized Debtors, and provided further, that the payment of an Allowed Administrative Expense Claim representing a right to payment under Sections 365(b)(l)(A), 365(b)(l)(B), or
Section 365(d)(3) of the Bankruptcy Code may be made in one or more Cash payments over a period of time as is determined to be appropriate by the Court.

         3.2 Priority Tax Claims. Except to the extent that the holder of an Allowed Priority Tax Claim agrees to a different treatment, the Reorganized Debtors shall pay to each holder of an Allowed Priority Tax Claim, at the sole option of the Reorganized Debtors, (a) cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (b) equal quarterly cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate to be determined by the Court or otherwise agreed to by the Reorganized Debtors and such holder, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Court to provide the holder of such Allowed Priority Tax Claim deferred cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

                                   ARTICLE IV

               TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

                                 Coram Treatment

         4.1      Class C1 - Other Priority Claims.

         (a) Impairment and Voting. Class C1 is unimpaired by the Plan. Each holder of an Allowed Claim in Class C1 is conclusively presumed to have accepted the Plan.

         (b) Distributions. Each holder of an Allowed Class C1 Claim will receive Cash in an amount equal to such Allowed Claim on the later of the Effective Date and the date such Claim becomes an Allowed Claim.

         4.2      Class C2 - Secured Claims Against Coram.

         (a) Impairment and Voting. Class C2 is impaired by the Plan. Each holder of an Allowed Claim in Class C2 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Claim in Class C2 to demand or receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default, and except as provided in the immediately following two sentences, each Allowed Class C2 Claim will be reinstated and rendered unimpaired in accordance with Section 1124(2) of the Bankruptcy Code. Coram may, in its discretion, assign, abandon or surrender any property securing any Secured

Claim in Class C2 to the holder of such Secured Claim, which will result in impaired treatment under the Bankruptcy Code. The Bankruptcy Court will determine the value of any such property so assigned, abandoned or surrendered, and any Deficiency Claim resulting therefrom will be paid as an Allowed Class C3 Claim.

         4.3      Class C3 - General Unsecured Claims Against Coram.

         (a) Impairment and Voting. Class C3 is impaired by the Plan. Each holder of an Allowed Claim in Class C3 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed General Unsecured Claim in Class C3 will receive (i) a distribution of Cash in an amount equal to its Allowed Claim, plus Full Interest, on the later of the Effective Date and the date such Claim becomes an Allowed Claim plus (ii) Statutory Interest paid from the Reorganized Debtors' net recoveries from Litigation Claims, or, in the event Litigation Claims are prosecuted by the Plan Litigation Trustee, a recovery in accordance with 6.2(g)(vi) of this Plan.

         4.4      Class C4 - R-Net Claims Against Coram.

         (a) Impairment and Voting. Class C4 is impaired by the Plan. Each holder of an Allowed Claim in Class C4 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of the Class C4 R-Net Claim will receive (i) on the Effective Date, a distribution of Cash in an amount equal the R-Net Deemed Allowed Claim, plus (ii) two percent (2%) of the Reorganized Debtors' net recoveries from Litigation Claims after payment of Statutory Interest to holders of Allowed Class C3 and CHC3 Claims, up to six million dollars ($6,000,000) or, in the event Litigation Claims are prosecuted by the Plan Litigation Trustee, a recovery in accordance with 6.2(g)(vii) of this Plan.

         4.5      Class C5 - Noteholder Claims Against Coram.

         (a) Impairment and Voting. Class C5 is impaired by the Plan. Each holder of an Allowed Claim in Class C5 is entitled to vote to accept or reject the Plan.

         (b) Distributions. The holder of an Allowed Noteholder Claim in Class C5 will receive a distribution of New Notes with a value equal to its Allowed Claim, plus Full Interest, on the later of the Effective Date and the date such Claim becomes an Allowed Claim.

         4.6      Class C6 - Preferred Stock Equity Interests in Coram.

         (a) Impairment and Voting. Class C6 is impaired by the Plan. Each holder of an Allowed Preferred Stock Equity Interest in Class C6 is entitled to vote to accept or reject the Plan. For voting purposes, each Preferred Shareholder shall be deemed to have an Equity Interest related to such Allowed Class C6 Preferred Stock Equity Interest having a value equal to the principal amount of the liquidation preference, if any, represented by such Preferred Stock Equity Interest, without taking into account any accrued and unpaid dividends.

         (b) Allowance and Distributions. The amount of the value of the Equity Interests of each holder of a Class C6 Preferred Stock Equity Interest shall be established by the Court at the Confirmation Hearing. On the Effective Date, each holder of an Allowed Class C6 Preferred Stock Equity Interest will receive a distribution from the Initial Class C6 Distribution with a value equal to its Allowed Equity Interest, plus Full Interest. If the value of the Initial Class C6 Distribution is insufficient to permit each holder of an Allowed Class C6 Preferred Stock Equity Interest to receive a distribution with a value equal to 100% of the Equity Interest related to its Allowed Preferred Stock Equity Interest, plus Full Interest, each holder of an Allowed Class C6 Preferred Stock Equity Interest shall be entitled to receive a further Cash distribution from the Plan Litigation Trust in accordance with Article VI of this Plan; provided, however, that each holder's right to any such further Cash distribution shall be subject to the right of Coram's estate to offset the amount of such Cash distribution against any liability of such holder to Coram, including any Litigation Claims of Coram against such holder as established by a Final Order.

         4.7      Class C7 - Equity Interests in Coram.

         (a) Impairment and Voting. Class C7 is impaired by the Plan. The holder of the Class C7 Equity Interest is CHC, which is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

         (b) Distributions. As of the Effective Date, the holder of the Coram Equity Interests shall retain such Equity Interests.

                                  CHC Treatment

         4.8      Class CHC1 - Other Priority Claims Against CHC.

         (a) Impairment and Voting. Class CHC1 is unimpaired by the Plan. Each holder of an Allowed Claim in Class CHC1 is conclusively presumed to have accepted the Plan.

         (b) Distributions. Each holder of an Allowed Claim in Class CHC1 will receive Cash in an amount equal to such Allowed Claim on the later of the Effective Date and the date such Claim becomes an Allowed Claim.

         4.9      Class CHC2 - Secured Claims Against CHC.

         (a) Impairment and Voting. Class CHC2 is impaired by the Plan. Each holder of an Allowed Claim in Class CHC2 is entitled to vote to accept or reject the Plan.

         (b) Reinstatement of Claims or Surrender of Collateral. Except as provided in the immediately following two sentences, and unless a holder of an Allowed Class CHC2 Claim agrees to less favorable treatment, notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Claim in Class CHC2 to demand or receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default, each Allowed Claim in Class CHC2 will be reinstated and rendered unimpaired in accordance with Section 1124(2) of the Bankruptcy Code. CHC may, in its discretion, assign, abandon or surrender any property securing any Secured Claim in Class CHC2 to the holder of such Secured Claim, so long as such decision is consented to by the Plan Proponent and notice thereof delivered to all affected parties prior to the date of the commencement of the Confirmation Hearing. The Court will determine the value of any such property so assigned, abandoned or surrendered, and any deficiency Claim resulting therefrom will be treated as a Class CHC3 General Unsecured Claim.

         4.10     Class CHC3 - General Unsecured Claims Against CHC.

         (a) Impairment and Voting. Class CHC3 is impaired by the Plan. Each holder of an Allowed Claim in Class CHC3 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of an Allowed Claim in Class CHC3 will receive (i) a distribution of Cash from the Initial Class CHC3 Distribution in an amount equal to its Allowed Claim, plus Full Interest, on the later of the Effective Date and the date such Claim becomes an Allowed Claim, plus (ii) Statutory Interest paid from the Reorganized Debtors' net recoveries from Litigation Claims, or, in the event Litigation Claims are prosecuted by the Plan Litigation Trustee, a recovery in accordance with 6.2(g)(vi) of this Plan. In the event that the Initial Class CHC3 Distribution is insufficient to pay all Allowed Class CHC3 Claims in full, with Full Interest, each holder of an Allowed CHC General Unsecured Claim shall be entitled to receive a further Cash distribution from the Plan Litigation Trust in accordance with Section 6.2(g)(v) of this Plan.

         4.11     Class CHC4 - R-Net Claims Against CHC.

         (a) Impairment and Voting. Class CHC4 is impaired by the Plan. Each holder of an Allowed Claim in Class CHC4 is entitled to vote to accept or reject the Plan.

         (b) Distributions. Each holder of a Class CHC4 R-Net Claim shall be deemed to have received, on account of its Class CHC4 R-Net Claim, the distribution it receives as a holder of a Class C4 R-Net Claim.

         4.12     Class CHC5 - Note Guarantee Claims Against CHC.

         (a) Impairment and Voting. Class CHC5 is impaired by the Plan. Each holder of an Allowed Claim in Class CHC5 is entitled to vote to accept or reject the Plan.

         (b) Distribution. Each holder of a Class CHC5 Note Guarantee Claim shall be deemed to have received, on account of its Class CHC5 Note Guarantee Claim, the distribution it receives as a holder of a Class C4 Noteholder Claim.

         4.13     Class CHC6 - Allowed Common Stock Equity Interests in CHC.

         (a) Impairment and Voting. Class CHC6 is impaired by the Plan. Each holder of an Allowed Equity Interest in Class CHC6 is entitled to vote to accept or reject the Plan.

         (b) Distributions. On the later of the Effective Date and the date its Common Stock Equity Interest becomes an Allowed Interest, each holder of an Allowed Class CHC6 Common Stock Equity Interest will:

                  (i) retain, in the event that no New Common Stock is required to be issued to holders of Allowed Claims and Equity Interests in other Classes, its Common Stock in CHC; or

                  (ii) in the event that New Common Stock is required to be issued to holders of Allowed Claims and Equity Interests in other Classes, then its Common Stock in CHC shall be cancelled and each holder of an Allowed Class CHC 6 Common Stock Equity Interest shall: (x) receive the balance of the Authorized New Common Stock remaining, if any, after distributions of Authorized New Common Stock have been made to all other Classes of Allowed Claims and Equity Interests under and in accordance with the Plan, and (y) be entitled to receive a Cash distribution from the Plan Litigation Trust in accordance with Article VI of this Plan.

                                   ARTICLE V

              RELEASE, SETTLEMENT AND PROSECUTION OF CERTAIN CLAIMS

         5.1      Reserved.

         5.2 Release of Claims Against Holders of Common Stock Equity Interests. Pursuant to Section 1123(b)(3)(A) of the Bankruptcy Code, in consideration of the Plan Proponent's undertakings in connection with this Plan, on the Effective Date the Debtors shall be conclusively and irrevocably deemed to have released any and all Claims of the Debtors or their Estates against the Plan Proponent, its professionals, members of the Equity Committee and holders of Common Stock Equity Interests (to the extent such Claims against holders of Common Stock Equity Interests relate to their ownership of Common Stock Equity Interests). The Confirmation Order shall constitute an order approving as a compromise and settlement pursuant to Section 1123(b)(3)(A) of the Bankruptcy Code the foregoing release.

         5.3 Claims Under the Avoiding Power Provisions. On the Effective Date, all Claims arising under any or all of Sections 510 and 544 through 554 of the Bankruptcy Code shall be retained by the Reorganized Debtors to be prosecuted in their sole discretion.

         5.4 Approval of Other Settlement Agreements. Except to the extent the Court has entered a separate order providing for such approval, the Confirmation Order shall constitute an order (a) approving as a compromise and settlement pursuant to Section 1123(b)(3)(A) of the Bankruptcy Code, all settlement agreements entered into or to be entered into by the Debtors and any other Person as contemplated by the Plan and all other agreements, instruments or documents relating to any of the foregoing to which the Debtors are party and
(b) authorizing the Debtors' execution and delivery of all such settlement agreements entered into or to be entered into by the Debtors or any other Person as contemplated by the Plan and all related agreements, instruments or documents to which the Debtors are party.

         5.5 Injunction Against Commencement of Individual Actions. To implement the releases and the release provisions of Sections 5.2 and 5.4 of the Plan, the Confirmation Order shall constitute and provide for an injunction by the Bankruptcy Court as of the Effective Date against any party granting or receiving a release under Sections 5.2 and 5.4 of the Plan (each a "Released Party") from (i) commencing or continuing in any manner any action or other proceeding of any kind against any Released Party or any property of any Released Party, (ii) enforcing, attaching, collecting and/or recovering by any manner or means any judgment, award, decree or order against any Released Party or any property of any Released Party, (iii) creating, perfecting or enforcing any Encumbrance of any kind against any Released Party or any property of any Released Party, or (iv) asserting any right of setoff, right of subrogation or recoupment against any Released Party or any property of any Released Party, in each case to the extent any of the foregoing is released, waived or otherwise prohibited by the release provisions of Section 5.2 or 5.4 of the Plan, as applicable.

                                   ARTICLE VI

                                LITIGATION CLAIMS

         6.1 No Ownership Change. On the Effective Date, in the event of no Ownership Change, the Litigation Claims shall vest in the Reorganized Debtors, and may be prosecuted, compromised, settled or abandoned by the Debtors in their sole discretion. No Plan Litigation Trust shall be established unless there is an Ownership Change.

         6.2      Ownership Change.

         (a) Establishment of Plan Litigation Trust. On the Effective Date, in the event of an Ownership Change the Plan Litigation Trust shall be established, and the Reorganized Debtors shall lend six million dollars ($6,000,000) to the Plan Litigation Trust to fund the prosecution of the Litigation Claims. In connection therewith, the Reorganized Debtors shall execute the Plan Litigation Trust Agreement and shall take all other steps necessary to establish the Plan Litigation Trust. On the Effective Date, the Debtors shall be deemed to have assigned to the Plan Litigation Trust all of their Litigation Claims.

         (b) Purpose of the Plan Litigation Trust. The Plan Litigation Trust shall be established for the sole purpose of liquidating its assets, in accordance with Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

         (c) Appointment of the Plan Litigation Trustee. On or before the Effective Date, the Plan Proponent shall nominate and select the Plan Litigation Trustee, whose appointment shall be subject to Court approval.

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

         (d) Responsibilities of Plan Litigation Trustee. The Plan Litigation Trustee shall, in an expeditious but orderly manner, convert to Cash the assets of the Plan Litigation Trust and make distributions pursuant to the terms of the Plan Litigation Trust. The liquidation of the Litigation Claims assigned to the Plan Litigation Trustee may be accomplished through the prosecution, settlement, or abandonment of any or all Litigation Claims, rights, causes of action, or otherwise. The Plan Litigation Trustee shall have the absolute right to pursue or not to pursue any and all Litigation Claims, rights, or causes of action, either in the name of the Plan Litigation Trust or in the name, place and stead of the Debtors and their Estates, as it determines is in the best interests of the Plan Litigation Trust; provided, however, that at the option of the Plan Litigation Trustee the Bankruptcy Court shall approve any settlement, compromise, or abandonment of any Litigation Claims actually asserted in any litigation commenced and pending in any state or federal court. The Plan Litigation Trustee may incur any reasonable expenses in liquidating and converting the assets to Cash, including but not limited to retention of counsel, expert witnesses and other professionals on such terms and conditions as the Plan Litigation Trustee determines, in its sole discretion, are reasonable; provided, however, that the terms of engagement of any such professionals shall be subject to Court approval.

         (e) Beneficiaries. The beneficiaries of the Plan Litigation Trust shall be only those holders of Allowed Claims against and Equity Interests in CHC and Coram, who shall be entitled to distributions from the Plan Litigation Trust in accordance with Section 6.2(g) hereof.

         (f) Termination of the Plan Litigation Trust. The Plan Litigation Trust shall terminate upon the distribution or abandonment by the Trustee of all assets remaining in the Plan Litigation Trust.

         (g) Distributions from the Proceeds of the Litigation Claims. The Plan Litigation Trustee shall distribute the Cash or other recovery from the Litigation Claims and any income derived therefrom, as follows:

                  (i) First, to pay the costs of operating and maintaining the Plan Litigation Trust and to repay the $6,000,000 loan from the Reorganized Debtors, with interest;

                  (ii) Second, to reimburse any third parties providing loans to the Plan Litigation Trust to fund the costs and expenses of prosecuting the Litigation Claims;

                  (iii) Third, to the holders of Allowed Class C3, C4 and C5 Claims, until such holders of Claims have received, when combined with the value of the initial distributions received by such holders, a distribution with a value equal to 100% of their Allowed Claim plus Full Interest;

                  (iv) Fourth, to the holders of Allowed Class C6 Preferred Stock Equity Interests, until such holders of Preferred Stock Equity Interests have received, when combined with the value of the Initial Class C6 Distribution received by such holders, a distribution with a value equal to 100% of their Allowed Preferred Stock Equity Interest plus Full Interest;

                  (v) Fifth, to the holders of Allowed Class CHC3 General Unsecured Claims, until such holders of Claims have received, when combined with the value of the Initial Class CHC3 Distribution received by such holders, a distribution with a value equal to 100% of their Allowed Claim plus Full Interest;

                  (vi) Sixth, to the holders of Allowed Class C3 and CHC3 General Unsecured Claims, until such holders of Claims have received Statutory Interest on their Allowed Claims; and

                  (vii) Seventh, to the holders of Allowed Class CHC6 Common Stock Equity Interests, the balance of the proceeds of the Litigation Claims; provided, however, that the holder of the R-Net Claim shall be entitled to receive two percent (2%) of the balance of the proceeds of the Litigation Claims that otherwise would be distributed to holders of Allowed Class CHC6 Common Stock Equity Interests, not to exceed six million dollars ($6,000,000).

In lieu of Cash distributions, payment to any Noteholder or Preferred Shareholder shall be offset against any recovery to which the Plan Litigation Trustee is entitled from such Noteholder or Preferred Shareholder, and a Cash payment in such case shall not be made to that Noteholder and Preferred Shareholder.

         (h) Cooperation. The Reorganized Debtors shall fully cooperate with the Plan Litigation Trustee in connection with the prosecution of Litigation Claims, including providing documents, evidence, testimony, access to witnesses and such other accommodations as are necessary in the opinion of the Plan Litigation Trustee to liquidate and realize the full value of the Litigation Claims. On the Effective Date, all attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) relating to the Litigation Claims shall be transferred to and vest in the Plan Litigation Trust, and the Reorganized Debtors and the Plan Litigation Trustee are authorized to take all actions to effectuate the transfer of such privileges. In no manner shall the cooperation of the Reorganized Debtors with the Plan Litigation Trust be construed to constitute a waiver of any privilege held by the Plan Litigation Trust.

         (i) Interests Not Transferable. The interests of Persons in the proceeds of Plan Litigation Trust granted pursuant to the Plan shall not be transferable except in accordance with the laws of descent and distribution, by operation of law, or with the consent of the Plan Litigation Trustee.

                                  ARTICLE VII

               MEANS FOR IMPLEMENTATION AND EXECUTION OF THE PLAN

                                   A. Equity.

         7.1      Reorganized CHC's Common Stock.

         (a)      No Ownership Change.

                  (i) Authorization. In the event there is no Ownership Change on the Effective Date, the Shareholders shall continue to hold the Common Stock of CHC, and the Common Stock shall not be cancelled on the Effective Date.

                  (ii) Rights. On and after the Effective Date, the Common Stock shall have such rights with respect to dividends, liquidation, voting, and other matters as are set forth in the charter of Reorganized CHC or as are otherwise provided for by Delaware law; provided, however, that for so long as any New Preferred Stock remains issued and outstanding, no dividends shall be authorized or made to holders of Common Stock.

                  (iii) Management Stock Incentives. The Boards of Directors of the Reorganized Debtors may, in their discretion, grant options to the Reorganized Debtors' management to purchase shares of New Common Stock as incentive compensation.

         (b)      Ownership Change.

                  (i) Authorization. In the event of an Ownership Change on the Effective Date, the New Governance Documents of Reorganized CHC shall authorize the issuance of 50,000,000 shares of New Common Stock on the Effective Date for distribution to holders of Claims and Equity Interests in the manner provided for in the Plan.

                  (ii) Par Value. The New Common Stock shall have par value of $0.01 per share.

                  (iii) Rights. The New Common Stock shall have such rights with respect to dividends, liquidation, voting, and other matters as are set forth in the charter of Reorganized CHC or as are otherwise provided for by Delaware law; provided, however, that for so long as any New Preferred Stock remains issued and outstanding, no dividends shall be authorized or made to holders of New Common Stock.

                  (iv) Management Stock Incentives. The Boards of Directors of the Reorganized Debtors may, in their discretion, grant options to the Reorganized

                  Debtors' management to purchase shares of New Common Stock as incentive compensation.

                        B. General Implementation Matters

         7.2      Effective Date Transactions.

         (a) Distribution to Creditors. On a Business Day selected by the Plan Proponent which is the first Business Day (A) on or after the date of the entry of the Confirmation Order and (B) on which (i) the Confirmation Order is not stayed and (ii) all conditions to the effectiveness of the Plan Trust Agreement and the Plan have been satisfied or waived as provided in Articles
11.1 and 11.2 of the Plan (the "Effective Date"), or as soon as practicable thereafter, the Reorganized Debtors will make the transfers to the Plan Litigation Trust provided for in Article VI, if applicable, and shall deliver to the Disbursing Agent all other distributions contemplated to made under the Plan.

         (b) Cancellation of Notes. On the Effective Date, the Notes shall be terminated and canceled.

         (c) Cancellation of Equity Interests. On the Effective Date, all Preferred Stock Equity Interests in Coram, and in the event of an Ownership Change all Common Stock Equity Interests in CHC, shall be canceled.

                             C. Corporate Governance

         7.3 General. From and after the Effective Date, the management, control and operation of the Reorganized Debtors shall become the general responsibility of the New Boards of Directors elected pursuant to the New Governance Documents.

         7.4 New Board of Directors. The initial New Boards of Directors of the Reorganized Debtors shall consist of five (5) members named by the Plan Proponent. The names of the foregoing shall be disclosed in the Plan Supplement. Such New Board of Directors shall serve commencing on the date the Court enters an order confirming the Plan through and including the date of the first shareholders' meeting of the Reorganized Debtors called following the Effective Date. The Reorganized Debtors shall call shareholders' meetings to be conducted as soon as practicable thereafter in accordance with the Reorganized Debtors' charters and bylaws, at which meeting New Boards of Directors shall be elected by the Reorganized Debtors' shareholders. Notwithstanding the foregoing, neither Daniel Crowley nor Stephen Feinberg shall be named as a member of the New Boards of Directors for the Reorganized Debtors.

         7.5 Reorganized Debtors' Officers. The initial officers of the Reorganized Debtors shall be selected by the Plan Proponents. The selection of officers of the Reorganized Debtors after the Effective Date shall be as provided in the New Governance Documents. In no event shall Daniel Crowley or Stephen Feinberg be selected to serve as an officer of the Reorganized Debtors.

         7.6 Corporate Action. As of the Effective Date, the Reorganized Debtors shall be deemed to have adopted the New Governance Documents. Except as specifically provided in the Plan, the adoption of the New Governance Documents, the selection of the directors and/or officers, the distribution of Cash, New Notes, New Preferred Stock and New Common Stock (if any), and the adoption, execution and delivery of all contracts, instruments, indentures, modifications and other agreements relating to any of the foregoing, and other matters provided for under the Plan involving corporate or other action to be taken or required of the Debtors shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by the stockholders, officers or directors of the Debtors. To the extent required by law, the Boards of Directors and the New Boards of Directors, as the case may be, shall take such action as may be necessary from time to time to approve the issuance of Cash, New Notes, Preferred Stock and New Common Stock (if any) and such other action, if any, as may be required to meet the requirements of the Plan.

                                D. Distributions

         7.7 Generally. All distributions required hereunder to holders of Allowed Claims shall be made by a Disbursing Agent pursuant to a Disbursing Agreement, provided that no Disbursing Agreement shall be required if the Debtors, Reorganized Debtors or Plan Litigation Trustee makes such distributions. The Disbursing Agent may designate, employ or contract with other Persons to assist in or perform the distribution of the property to be distributed. The Disbursing Agent and such other Persons may serve without bond.

         7.8      Cancellation and Surrender of Existing Securities and
Agreements.

         (a) On the Effective Date, and except as otherwise provided in the Plan, the promissory notes, share certificates and other instruments evidencing any Claim or Equity Interest to be cancelled shall be deemed canceled without further act or action under any applicable agreement, law, regulation, order, or rule, and the obligations of the Debtors under the agreements, indentures and certificates of designations governing such Claims and Equity Interests, as the case may be, shall be discharged.

         (b) Each holder of a promissory note, share certificate or other instrument evidencing a Claim or Equity Interest that will be cancelled shall surrender such promissory note, share certificate or instrument to the Reorganized Debtors. No distribution of property hereunder shall be made to or on behalf of any such holders unless and until such promissory note or instrument is received by the Reorganized Debtors or the unavailability of such note or instrument is established to the reasonable satisfaction of the Reorganized Debtors. The Reorganized Debtors may require any entity delivering an affidavit of loss and indemnity to furnish a bond in form and substance (including, without limitation, with respect to amount) reasonably satisfactory to the Reorganized Debtors. Any holder that fails within one year after the date of entry of the Confirmation Order (i) to surrender or cause to be surrendered such promissory note or instrument, (ii) to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Reorganized Debtors, and if requested, to furnish a bond reasonably satisfactory to the

Reorganized Debtors upon request shall be deemed to have forfeited all rights, Claims, and Equity Interests and shall not participate in any distribution hereunder.

         7.9 Distributions of Cash. Any payment of Cash made by the Reorganized Debtors pursuant to the Plan or by the Plan Litigation Trustee under the Plan Litigation Trust shall be made by check drawn on a domestic bank, or at the option of the Reorganized Debtors or the Plan Litigation Trustee, as applicable, by wire transfer from a domestic bank; except that payment to foreign holders of Allowed Claims may be in such funds and by such means (as determined by the Reorganized Debtors) as are customary or necessary in a particular foreign jurisdiction.

         7.10 Timing of Distributions. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be due on the next succeeding Business Day.

         7.11 Hart-Scott-Rodino Compliance. Any shares of New Common Stock to be distributed under the Plan to any Person required to file a Pre-merger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such Person shall have expired or been terminated.

         7.12 Minimum Distributions; No Duplicative Distributions; No Interest. No payment of Cash less than ten dollars is required to be made by the Reorganized Debtors or the Plan Litigation Trustee to any holder of a Claim unless a request therefor is made in writing to the Reorganized Debtors or the Plan Litigation Trustee, as applicable. Notwithstanding anything to the contrary in this Plan, to the extent more than one Debtor is liable for any Allowed Claim, any distribution to which a holder of such Allowed Claim is entitled from any Debtor under the Plan shall be reduced pro tanto by any distribution received from any other Debtor on account of such Allowed Claim, and the portion of the Allowed Claim to which the received distribution relates shall be deemed satisfied and discharged. Except as otherwise expressly provided herein, no holder of any Allowed Claim shall be entitled to any post-petition interest on such Claim.

         7.13 Fractional Distributions. No fractional shares of New Common Stock (if any is issued) or New Preferred Stock, or Cash in lieu thereof, shall be distributed. Unless otherwise ordered by the Court, the Reorganized Debtors, Plan Litigation Trustee or Disbursing Agent, as applicable, shall round up or down (in its sole discretion) all fractional distributions.

         7.14 Delivery of Distributions. Subject to Bankruptcy Rule 9010, distributions to holders of Allowed Claims and Equity Interests shall be made at the address of each such holder as set forth on the Schedules filed by the Debtors with the Court, unless superseded by the address as set forth on proofs of claim filed by such holders or other writing notifying the Debtors of a change of address (or at the last known address of such a holder if no proof of claim is filed or if the Debtors have not been notified in writing of a change of address). If any distribution to a holder of an Allowed Claim or Equity Interest is returned as undeliverable, no further distributions to such holder shall be made, unless and until the Reorganized Debtors or the Disbursing Agent is notified of such holder's then current address, at which time all missed distributions shall be made to such holder together with any interest or dividends earned thereon. Amounts in respect of the undeliverable distributions made through the Disbursing Agent shall be returned to the Disbursing Agent making such distribution until such distributions are claimed. All Claims for undeliverable distributions shall be made on or before the later of the first anniversary of the Effective Date and the date ninety (90) days after such Claim or Equity Interest is Allowed. After such date, the Claim of any holder with respect to such property shall be discharged and forever barred.

         7.15 Time Bar to Cash Payments. Checks issued in respect of Allowed Claims or Equity Interests shall be null and void if not negotiated within ninety (90) days after the date of issuance thereof. Any amounts paid to the Disbursing Agent in respect of such a check shall be promptly returned by the Disbursing Agent. Requests for reissuance of any check shall be made directly to the Reorganized Debtors or Plan Litigation Trustee by the holder of the Allowed Claim or Equity Interest with respect to which such check originally was issued. Any Claim in respect of such a voided check shall be made on or before the later of the first anniversary of the Effective Date and the date ninety (90) days after such Claim is Allowed, and the failure timely to make any such Claim shall result in such Claim being forever barred and discharged.

                   E. Procedure for Resolving Disputed Claims

         7.16 Objection Deadline. As soon as practicable, but in no event later than one hundred and twenty (120) days after the Effective Date, unless otherwise ordered by the Court, objections to Claims and Equity Interests shall be filed with the Court and thereafter served upon the holders of each of the Claims and Equity Interest to which objections are made.

         7.17 Authority to Oppose Claims. On and after the Effective Date the objecting to, disputing, defending against, and otherwise opposing, and the making, asserting, filing, litigation, settlement or withdrawal of all objections to, proofs of claims or interest shall be the responsibility of the Reorganized Debtors and the Equity Committee. In the event of an Ownership Change, the Reorganized Debtors shall not settle, compromise or withdraw any objections to proofs of claim or interest without the consent of the Equity Committee.

         7.18 No Distributions Pending Allowance. Notwithstanding any other provision in the Plan, no payment or distribution shall be made with respect to any Claim or Equity Interest to the extent it is Disputed unless and until such Claim or Equity Interest becomes an Allowed Claim or Allowed Equity Interest.

         7.19 Determination by Court. The amount of any Disputed Claim or Disputed Equity Interest, and the rights of the holder of such Claim or Equity Interest, if any, to payment in respect thereof shall be determined by the Court, unless it shall have sooner become an Allowed Claim or Allowed Equity Interest.

         7.20 Treatment of Disputed Claims and Interests. Distributions by the Reorganized Debtors to a holder of a Disputed Claim or Equity Interest shall be made when, and to the extent that, such Disputed Administrative Claim or Equity Interest becomes an Allowed Claim or

Equity Interest pursuant to a Final Order. Such distribution shall be made in accordance with the Plan to the holder of such Claim or Equity Interest based upon the amount in which such Disputed Claim or Disputed Equity Interest becomes an Allowed Claim or Allowed Equity Interest, as the case may be.

                                  ARTICLE VIII

                       ACCEPTANCE OR REJECTION OF THE PLAN

         8.1 Classes Entitled to Vote. Each holder of an Allowed Claim or an Allowed Equity Interest which is impaired under the Plan, including any holder of an Allowed Claim or Allowed Equity Interest in Classes C3, C4, C5, C6, CHC3, CHC4, CHC5 and CHC6 shall be entitled to vote separately to accept or reject the Plan. Each holder of a Claim in a Class of Claims which is unimpaired under the Plan shall be deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code.

         8.2 Class Acceptance Requirement. An impaired Class of Claims or Equity Interests shall have accepted the Plan if (i) the holders (other than any holder designated under Section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the holders (other than any holder designated under Section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. An impaired Class of Equity Interests shall have accepted the Plan if the holders (other than any holder designated under Section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Equity Interests actually voting in such Class have voted to accept the Plan. For purposes of calculating the number of Allowed Claims in a class of Claims held by holders of Allowed Claims in such class that have voted to accept or reject the Plan under Section 1126(c) of the Bankruptcy Code, all Allowed Claims in such class held by one entity or any Affiliate shall be aggregated and treated as one Allowed Claim in such class.

         8.3 Cramdown. In the event that any impaired class or classes of Claims shall not accept the Plan, the Plan Proponent reserve the right to (a) request that the Court confirm the Plan in accordance with Section 1129(b) of the Bankruptcy Code and/or (b) modify the Plan pursuant to the provisions of
Section 13.4 of the Plan to provide treatment sufficient to assure that the Plan does not discriminate unfairly, and is fair and equitable, with respect to the class or classes not accepting the Plan, and, in particular, the treatment necessary to meet the requirements of Sections 1129(a) and (b) of the Bankruptcy Code with respect to the rejecting classes and any other classes affected by such modifications.

         8.4 Post-Petition Interest. At the Confirmation Hearing, the Plan Proponent shall seek an order of the Court determining that the holders of Class C5 Noteholder Claims are not entitled to post-petition interest on their claims on equitable and other grounds, and that the holders of Class C7 Preferred Stock Equity Interests are not entitled to cumulative liquidation preferences granted or accrued post-petition on equitable and other grounds.

         8.5 Reclassification and Designation. The Plan Proponent reserves the right to request that the Court reclassify Claims or Equity Interests asserted against or in the Debtors, and also reserves the right to seek designation of votes cast with respect to the Plan. To the extent necessary, the Plan Proponent will take such action by way of separate motion or adversary proceeding filed prior to the commencement of the Confirmation Hearing.

         8.6 Substantive Consolidation. The Debtors' bankruptcy estates shall be substantively consolidated for the limited purpose of effectuating any settlements contemplated by, and making distributions to the holders of Claims and Equity Interests under the Plan. For such limited purposes, on the Effective
Date: (a) all guaranties of any Debtor for the payment, performance, or collection of an obligation of another Debtor with respect to any class of Claims or Equity Interests shall be deemed terminated and cancelled; (b) any obligation of one of the Debtors and all guaranties with respect to any Class of Claims or Equity Interests executed by the other Debtor and any joint or several liability of the Debtors shall be treated as a single obligation, and any joint obligation of the Debtors, and all multiple impaired Claims against the Debtors on account of such joint obligation, shall be treated and Allowed only as a single Claim against the consolidated Estates of the Debtors; and (c) each Claim or Equity Interest filed in the Chapter 11 Case of either of the Debtors shall be deemed filed against the consolidated Debtors and shall be deemed a single Claim against and a single obligation of the consolidated Debtors. Except as set forth in this section, such substantive consolidation will not (other than for purposes related to distributions to be made under the Plan) (x) affect the legal entity and corporate structures of the Debtors or Reorganized Debtors, subject to the right of the Debtors or Reorganized Debtors to effect any transaction contemplated by the Plan; (y) will not render valid and enforceable against either Debtor any Claim or Equity Interest under the Plan for which it is otherwise not liable, and the liability of any Debtor for any such Claim or Equity Interest will not be affected by such substantive consolidation; and (z) affect Equity Interests in any non-Debtor affiliate except as otherwise may be required in connection with any transaction contemplated by the Plan.

                                   ARTICLE IX

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         9.1      Assumption or Rejection of Executory Contracts and Unexpired
Leases.

         (a) Rejection of Executory Contracts and Unexpired Leases. On the Effective Date, the Debtors shall reject all of the executory contracts and unexpired leases that are identified by the Plan Proponent in a separate pleading to be filed no later than ten days prior to the Confirmation Hearing.

         (b) Other Executory Contracts. All executory contracts and unexpired leases that exist between the Debtors and any Person are hereby assumed, except for any executory contract or unexpired lease (i) which has been rejected, or assumed and assigned to a third party, pursuant to an order of the Court entered prior to the Confirmation Date, or (ii) as to which a motion for approval of the rejection or assumption and assignment of such contract to a third party, has been filed prior to and is pending on the Confirmation Date.

         (c) Insurance Policies. All of the Debtors' insurance policies and any agreements, documents or instruments relating thereto (including, without limitation, any retrospective premium rating plans relating to such policies), are treated as executory contracts under the Plan and shall be assumed by the Debtors. Notwithstanding the foregoing, distributions under the Plan to any holder of a Claim covered by any of the insurance policies to be assumed pursuant to this Section shall be in accordance with the treatment provided under Article IV of the Plan.

         (d) Approval of Assumption or Rejection of Leases and Contracts. Entry of the Confirmation Order shall constitute (i) the approval, pursuant to Sections 365 and 1123(b)(2) of the Bankruptcy Code, of the assumption and, if applicable, the assignment of the executory contracts and unexpired leases assumed pursuant to Sections 9.1 hereof, (ii) the extension of time pursuant to
Section 365(d)(4) of the Bankruptcy Code within which the Debtors may assume or reject the unexpired leases specified in Sections 9.1 hereof through the Confirmation Date, and (iii) the approval, pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Section 9.1 hereof.

         (e)      Cure of Defaults. All cure payments which may be required by
Section 365(b)(1) of the Bankruptcy Code under any executory contract or unexpired lease which is assumed under this Plan shall be made by the Debtors on the Effective Date or as soon as practicable thereafter. In the event of a dispute regarding the amount of any cure payment, the ability of the Debtors to provide adequate assurance of future performance or any other matter pertaining to assumption, the Debtors shall make such cure payments required by Section 365(b)(1) of the Bankruptcy Code following the later of the Effective Date (or as soon as practicable thereafter) and the date of the entry of a Final Order resolving such dispute.

         (f) Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan. Claims arising from the rejection of an executory contract or unexpired lease pursuant to
Section 9.1 hereof, other than executory contracts or unexpired leases previously rejected by the Debtors with respect to which the Court previously set a bar date for the filing of a proof of claim, must be filed with the Court no later than thirty days after entry of the Confirmation Order. Any Claims not filed within such time will be forever barred from assertion against the Debtors, their estates, and their property. Unless otherwise ordered by the Court, all Claims arising from the rejection of executory contracts and unexpired leases shall be treated as Claims in Class CHC3 or C3, as applicable. To the extent necessary, entry of the Confirmation Order shall amend and supersede any previously entered order of the Court regarding procedures for payment of such Claims.

         9.2 Retiree Benefits. Payments, if any, due to any Person for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical or hospital care benefits, or benefits in the event of sickness, accident, disability or death under any plan, fund or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the Debtors prior to the Petition Date

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

shall be continued by the Reorganized Debtors for the duration of the period such Debtors has obligated themselves to provide such benefits.

                                   ARTICLE X

                         EFFECT OF CONFIRMATION OF PLAN

         10.1     Revesting of Assets.

         (a) On the Effective Date, all property of the Estate (including, without limitation, all present and future claims and causes of action of the Debtors), shall vest in the Reorganized Debtors on the Effective Date, and the Reorganized Debtors shall be deemed to be the successors to the Debtors with respect thereto, provided, however, that in the event of an Ownership Change, no Litigation Claims shall vest in the Reorganized Debtors on the Effective Date, and such Litigation Claims shall instead vest in the Plan Litigation Trust.

         (b) From and after the Effective Date, the Reorganized Debtors may operate their business, and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code.

         (c) As of the Effective Date, all property of the Reorganized Debtors shall be free and clear of all Claims and Equity Interests of holders thereof, except as provided in the Plan.

         (d) Pursuant to Section 1123(b)(3) of the Bankruptcy Code, except with respect to (i) those rights, causes of action and Claims released or to be released pursuant to or in connection with the Plan, and (ii) in the event of an Ownership Change, the Litigation Claims, the Reorganized Debtors, in their sole discretion, shall have the exclusive right to enforce or waive or release any and all present or future rights or causes of action against any Person and rights of the Debtors that arose before or after the Petition Date, and shall be entitled to retain all proceeds thereof.

         10.2 Discharge of Debtors. The rights afforded herein and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors, or any of their assets or property. Except as otherwise provided herein, on the Effective Date (a) all such Claims against, and Equity Interests in, the Debtors shall be satisfied, discharged, and released in full (except CHC's Equity Interests in Coram), and
(b) all Persons shall be precluded from asserting against the Reorganized Debtors, or their respective assets and property, any other or further Claims or Equity Interests based upon any act or omission, transaction, or other activity of any kind or nature, whether known or unknown, that occurred prior to the Effective Date, whether or not (i) a proof of claim or interest based upon such Claim or Equity Interest is filed or deemed filed under Section 501 of the Bankruptcy Code, (ii) such Claim or Equity Interest is allowed under Section 502 of the Bankruptcy Code, or (iii) the holder of such Claim or Equity Interest has accepted the Plan. Except as provided herein, the Confirmation Order shall be a judicial determination of

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

discharge of all liabilities of the Debtors. As provided in Section 524 of the Bankruptcy Code, such discharge shall void any judgment against the Debtors at any time obtained to the extent it relates to a Claim or Equity Interest discharged, and shall operate as an injunction against the prosecution of any action against the Reorganized Debtors or their property, to the extent it relates to a Claim or Equity Interest discharged.

                                   ARTICLE XI

                             CONDITIONS PRECEDENT TO
                         CONFIRMATION AND EFFECTIVE DATE

         11.1 Condition Precedent to Confirmation of the Plan. Confirmation of the Plan will not occur unless all of the following conditions precedent have been satisfied or have been waived by the Plan Proponent, in its sole discretion:

         (a) The Confirmation Order and the Plan as confirmed pursuant to the Confirmation Order shall be in form and substance satisfactory to the Plan Proponent. Without limiting the foregoing, the Confirmation Order shall expressly provide that pursuant to Sections 364(f) and 1145 of the Bankruptcy Code, all New Common Stock and any other securities issued in connection with the Plan shall be (i) exempt from Section 5 of the Securities Act of 1933, as amended, and any state or local law requiring registration for offer or sale of a security or registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security, and (ii) otherwise entitled to all of the benefits and protections afforded by Sections 364 and 1145 of the Bankruptcy Code.

         (b) The aggregate amount of General Unsecured Claims (whether Disputed Claims or Allowed Claims) shall be $20 million or less.

         (c) The aggregate amount of Administrative Expense Claims (whether Disputed Claims or Allowed Claims) shall be $15 million or less.

         11.2 Conditions Precedent to Effective Date. The Effective Date of the Plan will not occur unless all of the following conditions precedent have been satisfied or waived by each of the Plan Proponent (in their sole discretion):

         (a) Each of the conditions precedent set forth in Section 11.1 hereof shall have been satisfied or waived by the Plan Proponent (in its sole discretion), subject to the provisions of Section 11.3 hereof.

         (b) The Confirmation Order shall have been entered and shall not be stayed.

         (c) The Effective Date shall occur no later than November 30, 2003, unless extended pursuant to Section 11.5 of the Plan.

         (d) The Plan Documents shall be in form and substance satisfactory to the Plan Proponent, and shall not have been terminated in accordance with any of their terms.

         (e) All those transactions described in Article VI hereof shall have been effected, and all of the agreements and instruments described in this Plan shall have been executed and delivered, and all other agreements and instruments to be delivered under or necessary to effectuate the Plan shall have been executed and delivered, and all executory contracts and unexpired leases to be assumed as provided in Section 9.1 hereof shall have been assumed by the Debtors. All other cure or other payments required to be paid in connection with the assumption of any executory contract or unexpired lease shall be acceptable to the Plan Proponent (in their sole discretion).

         11.3 Waiver of Conditions. The Plan Proponent may waive any condition or any portion of any condition set forth in this Article XI, without notice and without leave or order of the Court, other than the conditions set forth in Section 11.4 below, which may be waived only with leave of the Court.

         11.4 Effective Date Deadline. Unless otherwise ordered by the Court, the Effective Date shall occur no later than 60 days after entry of the Confirmation Order.

         11.5 Effect of Failure of Conditions. In the event that all of the conditions specified in Section 11.1 or 11.2 have not been satisfied or waived in accordance with the provisions of this Article XI on or before November 30, 2003 (which date may be extended by the Plan Proponent in its sole discretion), or in the event that the Effective Date has not occurred by the date set forth in Section 11.4 (unless otherwise ordered by the Court), (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the date the Plan was confirmed as though such date never occurred, and (d) all the Debtors' respective obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained herein or in the Disclosure Statement shall be deemed an admission or statement against interest or to constitute a waiver or release of any Claims by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

                                  ARTICLE XII

                            RETENTION OF JURISDICTION

         To the maximum extent permitted by the Bankruptcy Code or other applicable law, the Court shall have jurisdiction of all matters arising out of, and related to, the Proceedings and the Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following non-exclusive purposes:

         (a) To construe and to take any action to enforce this Plan and to issue such orders as may be necessary for the implementation, execution and confirmation of this Plan;

         (b) To determine the allowance or classification of Claims or Equity Interests and to determine any objections thereto;

         (c)      To determine rights to distribution pursuant to this Plan;

         (d) To hear and determine applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom;

         (e) To determine any and all applications, motions, adversary proceedings, contested matters and other litigated matters that may be pending in the Court on or initiated after the Effective Date;

         (f) To hear and determine any objection to Administrative Expense Claims, Claims or Equity Interests;

         (g) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

         (h) To determine such other matters and for such other purposes as may be provided in the Confirmation Order;

         (i) To hear and determine matters concerning any release and to enforce the injunctions set forth in the Plan;

         (j) To consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Court, including, without limitation, the Confirmation Order;

         (k)      To hear and determine all Fee Applications;

         (l) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan or any transactions contemplated by the Plan;

         (m) If the Plan Litigation Trust is established, to hear and determine disputes arising in connection with the interpretation, implementation, enforcement, or the actions or affairs of the Plan Litigation Trust, and to approve any settlement, compromise or abandonment of Litigation Claims requiring Court approval;

         (n) To hear and determine all questions and disputes regarding title to, and any action to recover any of, the assets or property of the Debtors or their Estates, wherever located;

         (o) To hear and determine any disputes relating to the Liens, Encumbrances or other Claims filed by any immediate or remote subcontractors, laborers, suppliers or vendors against any of the property of the Debtors;

         (p) To hear and determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code;

         (q) To consider and act on the compromise and settlement of any Claim against the Debtors or their Estates;

         (r) To hear any other matter not inconsistent with the Bankruptcy Code; and

         (s)      To enter a final decree closing the Proceedings.

Nothing herein shall be construed to require the Plan Litigation Trustee to prosecute Litigation Claims before the Court.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         13.1 Exemption from Transfer Taxes. Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

         13.2     Committees and Trustee.

         (a) Committee. The appointment of the Committee shall terminate on the Effective Date, except that the professionals of the Committee shall be entitled to prosecute their respective applications for final allowances of compensation and reimbursement of expenses.

         (b) Trustee. The appointment of the Trustee shall terminate upon entry of the Confirmation Order, except that the Trustee and his professionals shall be entitled to prosecute their respective applications for final allowances of compensation and reimbursement of expenses.

         (c) Equity Committee. In the event of no Ownership Change, the appointment of the Equity Committee shall terminate on the Effective Date. In the event of an Ownership Change, the Equity Committee shall continue to exist solely for purposes of (i) prosecuting objections to claims and/or approving the Reorganized Debtors' settlement, compromise or abandonment of objections to claims (and shall continue to be entitled to compensation for such services), and (ii) taking the actions contemplated in Articles VI and VII of this Plan, in which event the appointment of the Equity Committee shall terminate on the latest of (x) the conclusion of prosecution of objections to the allowance of Claims and Equity Interests, and (y) termination of the Plan Litigation Trust. In either event, the members and professionals of the Equity Committee shall be entitled to prosecute their respective applications for final allowances of compensation and reimbursement of expenses following termination of the Equity Committee.

         13.3     Indemnification and Exculpation.

         (a) Indemnification. The Reorganized Debtors shall indemnify and hold harmless the Plan Proponent, its members, and the Plan Litigation Trustee, and their respective agents, employees, attorneys and professionals, from any Claims arising from or relating to any act, event or omission in connection with, or arising out of, the Proceedings, confirmation of the Plan, consummation of the Plan, the administration of the Plan or Plan Litigation Trust or the property to be distributed under the Plan or Plan Litigation Trust, or any objections to Claims or Equity Interests (including all costs of defending against any such Claims), except for Claims arising from willful misconduct or gross negligence as determined by Final Order of a court of competent jurisdiction. Until entry of such a Final Order, the Reorganized Debtors shall be responsible for the payment of all costs of defense against any such Claims.

         (b) Exculpation. Subject to the occurrence of the Effective Date, the Plan Proponent, its members, and the Plan Litigation Trustee, and their respective agents, employees, attorneys and professionals, shall not have or incur any liability to any holder of a Claim or Equity Interest for any act, event or omission in connection with, or arising out of, the Proceedings, confirmation of the Plan, consummation of the Plan, the administration of the Plan or Plan Litigation Trust or the property to be distributed under the Plan or Plan Litigation Trust, or any objections to Claims or Equity Interests, except for liability for willful misconduct or gross negligence as determined by Final Order of a court of competent jurisdiction.

         13.4     Amendment or Modification of the Plan; Severability.

         (a) This Plan may not be altered, amended or modified without the written consent of the Plan Proponent. Subject to the first sentence of this
Section 13.4(a), the treatment of any Claim provided for under the Plan may be modified with the consent of the holder of such Claim or the approval of the Court.

         (b) Subject to Section 13.4(a) hereof, modifications of the Plan may be proposed in writing by the Plan Proponent at any time before confirmation, provided that the Plan, as modified, meets the requirements of Sections 1122 and 1123 of the Bankruptcy Code, and the Plan Proponent shall have complied with Section 1125 of the Bankruptcy Code. Subject to Section 13.4(a) hereof, the Plan may be modified at any time after confirmation and before substantial consummation, provided that the Plan, as modified, meets the requirements of Sections 1122 and 1123 of the Bankruptcy Code and the Court, after notice and a hearing, confirms the Plan as modified, under Section 1129 of the Bankruptcy Code, and the circumstances warrant such modifications. A holder of a Claim or Equity Interest that has accepted or rejected the Plan shall be deemed to have accepted or rejected, as the case may be, such plan as modified, unless, within the time fixed by the Court, such holder changes its previous acceptance or rejection.

         (c) In the event that the Court determines, prior to the Confirmation Date, that any provision in the Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

         13.5 Revocation or Withdrawal of the Plan. The Plan Proponent expressly reserves the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Plan is revoked or withdrawn prior to the Confirmation Date in accordance with this Section, then the Plan shall be deemed null and void. In such an event, all the Debtors' obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained herein or in the Disclosure Statement shall be deemed an admission or statement against interest or to constitute a waiver or release of any Claims by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors.

         13.6 Notices. Any notice required or permitted to be provided under the Plan shall be in writing and served by either (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or (c) reputable overnight delivery service, freight prepaid, to be addressed as follows:

         If to the Debtors and/or the Reorganized Debtors:

                  Coram Healthcare Corporation and Coram, Inc.
                  Attention: Chief Legal Officer
                  1675 Broadway, Suite 900
                  Denver, Colorado 80202

         If to the Equity Committee:

                  Mr. Donald Liebentritt
                  c/o Equity Group Investments, L.L.C.
                  Two North Riverside Plaza, Suite 600
                  Chicago, IL 60606

         with a copy to:

                  Jenner & Block, LLC
                  One IBM Plaza
                  Chicago, Illinois 60611
                  Attention: Mr. Richard Levy

                          - and -

                  Saul Ewing, LLP
                  222 Delaware Avenue
                  Suite 1200
                  Wilmington, Delaware 19899

                  Attention: Mr. Mark Minuti

         If to the Trustee:

                  Schnader Harrison Segal & Lewis LLP
                  1600 Market Street
                  Suite 3600
                  Philadelphia, Pennsylvania 19103-7286
                  Attention: Mr. Arlin M. Adams

         13.7 Reservation of Rights. Neither the filing of the Plan, nor any statement or provision contained herein, nor the taking by any creditor of any action with respect to the Plan, shall (a) be or be deemed to be an admission against interest or (b) until the Effective Date, be or be deemed to be a waiver of any rights which the Plan Proponents may have, and until the Effective Date such rights are specifically reserved.

         13.8 Governing Law. Except to the extent the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

         13.9 Withholding and Reporting Requirements. In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Debtors shall comply with all withholding and reporting requirements imposed by any Federal, state, local, or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

         13.10 Payment of Statutory Fees. For so long as the Debtors' bankruptcy case shall remain open and pending before the Court, all fees payable pursuant to Section 1930 of Title 28 of the United States Code shall be paid by the Reorganized Debtors as Administrative Expense Claims in accordance with the provisions of Section 3.1 hereof; provided, however, that nothing contained herein shall be construed to mean that on or after the Effective Date any of the Reorganized Debtors' assets or the property transferred to the Plan Litigation Trust remain property of the Debtors' Estates for any purpose, including for purposes of calculating the fees payable under Section 1930 of Title 28 of the United States Code.

         13.11 Headings. Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

         13.12 Exhibits. All exhibits and schedules to the Plan are incorporated into and are a part of the Plan as if set forth in full herein.

         13.13 Filing of Additional Documents. On or before substantial consummation of the Plan, the Plan Proponent may file with the Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

Dated: June 17, 2003

                                                  THE OFFICIAL COMMITTEE OF
                                                  EQUITY SECURITY HOLDERS

                                                  By:      /s/ Richard Levy
                                                      --------------------------
                                                           Richard Levy
                                                           One of its attorneys

Counsel:

JENNER & BLOCK, LLC
Richard Levy
David J. Bradford
Vincent E. Lazar
Paul V. Possinger
One IBM Plaza
Chicago, IL 60611
Tel: (312) 222-9350

      - and -

SAUL EWING, LLP
Mark Minuti
Jeremy Ryan
222 Delaware Avenue
Suite 1200
Wilmington, DE 19899
Tel: (302) 421-6800